                                SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                                 Exchange Act of 1934

      Filed by the Registrant [X]
      Filed by a Party other than the Registrant [  ]

      Check the appropriate box:

      [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                                Commission Only (as permitted
                                                by Rule 14a-6(e)(2))
      [X]  Definitive Proxy Statement
      [ ]  Definitive Additional Materials
      [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                    Kimmins Corp.
                 ----------------------------------------------------
                   (Name of Registrant as Specified in Its Charter)
                 ----------------------------------------------------
                      (Name of Person(s) Filing Proxy Statement,
                            if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

      [X]  No fee required.
      [ ] Fee computed on table below per Exchange Act Rules 14-a(6)(i)(4) and 0-11.

           1)  Title of each class of securities to which transaction applies:

           2)  Aggregate number of securities to which transaction applies:

           3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           4)  Proposed maximum aggregate value of transaction:

           5)  Total fee paid:

      [ ]  Fee paid previously with preliminary materials.
      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           1)  Amount Previously Paid:

           2)  Form, Schedule or Registration Statement No.:

           3)  Filing Party:

           4)  Date Filed:

                                    KIMMINS CORP.

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              TO BE HELD AUGUST 25, 1998

      To the Stockholders of
      KIMMINS CORP.:

           NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Kimmins Corp. (the "Company") will be held on Tuesday, August 25, 1998, at 8 a.m., local time, at the Palma Ceia Golf & Country Club, 1601 South MacDill Avenue, Tampa, Florida 33629, for the following purposes:

           1. To elect three (3) Directors, each to hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified; and

           2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

           The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

           The Board of Directors has fixed the close of business on July 24, 1998, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders, and only stockholders of record at such time will be so entitled to notice and to vote.

                                    By Order of the Board of Directors,

                                    /s/ JOSEPH M. WILLIAMS
                                    -------------------------------------
                                    Joseph M. Williams, Secretary

      July 17, 1998



               If you do not expect to be present at the meeting, please date, sign, and return the enclosed proxy in the envelope provided for that purpose, which requires no postage if mailed in the United States. A proxy is revocable at any time prior to the voting of the proxy by a subsequently dated proxy, by written notice to the secretary of the Company, or by personally withdrawing the proxy at the meeting and voting in person.


                                    KIMMINS CORP.
                               1501 Second Avenue, East
                                   Tampa, FL 33607

                                   PROXY STATEMENT

                          For Annual Meeting of Stockholders
                              To Be Held August 25, 1998

           The accompanying form of proxy is solicited on behalf of the Board of Directors of KIMMINS CORP. (the "Company") for use at the Annual Meeting of Stockholders to be held on August 25, 1998, including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. Only stockholders of record at the close of business on July 24, 1998, will be entitled to notice of and to vote at such meeting. Management intends to mail this proxy statement and the accompanying form of proxy to stockholders on or about July 31, 1998. Proxies in the accompanying form, duly executed and received in time and not revoked, will be voted at the meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by submitting a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the meeting and voting in person.

           The address of the principal executive office of the Company is:

                            1501 Second Avenue, East
                            Tampa, Florida  33605
                            Telephone Number:  (813) 248-3878

           As of July 24, 1998, the number of outstanding shares entitled to vote at the meeting is 4,447,397 shares of Common Stock, par value $.001 per share (the "Common Stock"), and 2,291,569 shares of Class B Common Stock, par value $.001 per share (the "Class B Common Stock"), each of which is entitled to one vote. The Common Stock and Class B Common Stock vote together as one class.

                                  VOTING PROCEDURES

           The directors will be elected by the affirmative vote of a plurality of the shares of Common Stock and Class B Common Stock, combined, present in person, or represented by proxy, provided a quorum exists. A quorum is established if at least a majority of the outstanding shares of Common Stock and Class B Common Stock, combined, as of July 24, 1998, are present in person or represented by proxy. All other matters at the meeting shall be decided by the affirmative vote of a majority of the shares of Common Stock and Class B Common Stock, combined, cast with respect thereto, provided a quorum exists. Votes will be counted and certified by the Inspectors of Election, who are one or more employees of the Company. Failures to vote and broker non-votes will not count towards determining any required plurality or majority or the presence of a quorum. Stockholders and brokers returning proxies who are affirmatively abstaining from voting on a proposition and stockholders attending the meeting but who are not voting on a proposition will count towards the presence of a quorum, but will not be counted towards determining the required plurality or majority for approval of that proposition.

           The enclosed proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted in information above.

                                ELECTION OF DIRECTORS

           The proxies granted by stockholders will be voted at the Annual Meeting of Stockholders for the election of the persons listed below as Directors of the Company to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. All of the nominees are currently Directors of the Company. Each of the persons named has indicated to the Board of Directors that he will be available as a candidate. In the event that any nominee is not a candidate or is unable to serve as a director at the time of the election, unless authority is withheld, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill such vacancy.

                                       Year of
                                        First
                  Name             Age Election            Position
      ---------------------------- --- ---------  ----------------------------

      Francis M. Williams . . . .  56     1987    Chairman of the Board,
                                                     President, and Chief
                                                     Executive Officer
      Michael Gold  . . . . . . .  49     1987    Director
      George Chandler . . . . . .  68     1990    Director

           All Directors of the Company hold office until the Annual Meeting of Stockholders in the year in which their appointment expires or until their successors have been elected and qualified.

           Francis M. Williams has been President and Chairman of the Board of the Company since its inception and Chairman of the Board of Directors of TransCor since November 1992. For more than five years prior to November 1988, Mr. Williams was the Chairman of the Board and Chief Executive Officer of Kimmins Corp. and its predecessors and sole owner of K Management Corp. From June 1981 until January 1988, Mr. Williams was also the President and a Director of College Venture Equity Corp., a small business investment company. Mr. Williams has also been a Director of the National Association of Demolition Contractors and a member of the Executive Committee of the Tampa Bay International Trade Council.

           Michael Gold has been a Director of the Company since November 1987. For more than the past five years, Mr. Gold has been a partner in the Niagara Falls, New York law firm of Gold and Gold.

           George Chandler has been a Director of the Company since January 1990. Since November 1989, Mr. Chandler has been a business consultant. Mr. Chandler was Chairman of the Board from July 1986 to November 1989, and President and Chief Executive Officer from October 1985 to November 1989 of Aqua-Chem, Inc., a manufacturer of packaged boilers and water treatment equipment. From May 1983 to October 1985, he was President, Chief Executive Officer and a Director of American Ship Building Co., which is engaged in the construction, conversion and repair of cargo vessels. Mr. Chandler is also a Director of The Allen Group Inc., and DeVlieg Bullard, Inc.

                                  EXECUTIVE OFFICERS

           The executive officers of the Company are elected annually by the Board of Directors and serve at the discretion of the Board of Directors. In addition to Francis M. Williams, Chairman of the Board, President, and Chief Executive Officer, Norman S. Dominiak, and Joseph M. Williams are the only other executive officers of the Company.

           Norman S. Dominiak, 53, has been Vice President of the Company since March 1995 and has been employed by the Company as its Chief Financial Officer since January 1994. Mr. Dominiak has also been Chief Financial
      Officer of TransCor since January 1994. Mr. Dominiak served as Controller of ThermoCor Kimmins, Inc., a subsidiary of the Company, from October 1991 until January 1994. From May 1988 until September 1991, Mr. Dominiak served as Senior Vice President of Creative Edge, a company engaged in the manufacturing and distribution of educational products. From October 1982 until April 1988, Mr. Dominiak served as Senior Vice President of Cecos Environmental Services, Inc., a company engaged in treatment, transportation, and disposal of hazardous waste. From 1965 until 1982, Mr. Dominiak was employed in various financial capacities for the Carborundum Company.

           Joseph M. Williams, 42, has been the Secretary and Treasurer of the Company since October 1988. Since September 1997, Mr. Williams has been President and Chief Executive Officer of TransCor. Since November 1991, Mr. Williams has served as President and has been a Director of Cumberland Technologies, Inc., a holding company whose wholly-owned subsidiaries provide reinsurance and specialty sureties and performance and payment bonds. Since June 1986, Mr. Williams has served as President and Vice President and has been a Director of Cumberland Real Estate Holdings, Inc., the corporate general partner of Sunshadow Apartments, Ltd. ("Sunshadow") and Summerbreeze Apartments, Ltd. ("Summerbreeze"), both of which are limited partnerships. Mr. Williams has been employed by the Company and its subsidiaries in various capacities since January 1984. From January 1982 to December 1983, he was the managing partner of Williams and Grana, a firm engaged in public accounting. From January 1978 to December 1981, Mr. Williams was employed as a senior tax accountant with Price Waterhouse & Co. Joseph M. Williams is the nephew of Francis M. Williams.

                  MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

           During the year ended December 31, 1997, the Board of Directors held three meetings which were attended by all the Directors. In addition, the Company's Board of Directors took several actions by written consent. The Company has an Audit Committee currently comprised of Mr. George A. Chandler and Michael Gold, which met three times during the year, and a Stock Option Committee currently comprised of Messrs. Francis M. Williams and Michael Gold, which met three during the year. The function of the Audit Committee is to meet periodically with the Company's independent auditors to review the scope and results of the audit and to consider various accounting and auditing matters related to the Company, including its system of internal controls. The Audit Committee also makes recommendations to the Board of Directors regarding the independent public accountants to be appointed as the Company's auditors.

           The Company does  not have a Nominating Committee or  a Compensation
      Committee of  the Board of Directors.   The function of  the Stock Option
      Committee is to administer the Company's 1987 stock option plan.

                     EXECUTIVE COMPENSATION AND OTHER INFORMATION

           Summary Compensation Table. The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries to the Chief Executive Officer and all other executive officers whose salary and bonus exceeded $100,000 for the year ended December 31, 1997 (the "Named Executives"):

                              SUMMARY COMPENSATION TABLE

                                            Annual Compensation
                                      -------------------------------
                                                             Other
                                                             Annual
                                                            Compen-
              Name and                 Salary      Bonus     sation
         Principal Position     Year     ($)        ($)       ($)
      -----------------------  ------ ---------- ---------- ---------
      Francis M. Williams      1997   $ 172,120  $       0      $0
        Chairman of the Board, 1996   $ 184,810  $       0      $0
        President and Chief    1995   $ 271,137  $       0      $0
        Executive Officer

      John V. Simon, Jr.       1997   $ 100,019  $ 108,032      $0
        President of Kimmins   1996   $  95,000  $  25,000      $0
        Contracting Corp.      1995   $  95,000  $  81,489      $0

      Michael D. O'Brien       1997   $ 105,427  $       0      $0
        Vice President         1996   $  95,000  $       0      $0
        of TransCor            1995   $  91,261  $  13,740      $0

      (*) Represents the Company's contribution to the employee's account of the Company's 401(k) Plan and premiums paid by the Company for term life insurance and long-term disability. These plans, subject to the terms and conditions of each plan, are available to all employees.
      /TABLE

                        SUMMARY COMPENSATION TABLE (continued)
                                          Long-Term Compensation
                                     --------------------------------
                                             Awards         Payouts
                                     --------------------  ----------
                                                                         All
                                     Restricted Securities              Other
                                        Stock   Underlying             Compen-
              Name and                Award(s)   Options/     LTIP      sation
         Principal Position     Year     ($)     SARs (#)  Payouts(s)    ($)
      ------------------------ ----- ---------- ---------- ---------- ----------
      Francis M. Williams      1997      $0             0      $0     $  996 (*)
        Chairman of the Board, 1996      $0             0      $0     $  995 (*)
        President and Chief    1995      $0             0      $0     $  989 (*)
        Executive Officer

      John V. Simon, Jr.       1997      $0        71,666      $0     $1,698 (*)
        President of Kimmins   1996      $0             0      $0     $1,655 (*)
        Contracting Corp.      1995      $0         3,333      $0     $1,647 (*)

      Michael D. O'Brien       1997      $0         2,000      $0     $  695 (*)
        Vice President         1996      $0             0      $0     $  695 (*)
        of TransCor            1995      $0         5,000      $0     $  695 (*)

      (*) Represents the Company's contribution to the employee's account of the Company's 401(k) Plan and premiums paid by the Company for term life insurance and long-term disability. These plans, subject to the terms and conditions of each plan, are available to all employees.
      /TABLE

           Stock Option/SAR Grants in the Last Fiscal Year. Stock options or stock appreciation rights granted to Named Executives during the year ended December 31, 1997, are summarized in the table below:

                                OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
                                           Individual Grants
                             ----------------------------------------------
                                                                                 Potential
                                                                                Realizable
                                                                                 Value at
                             Number of    Percent of                           Assumed Annual
                             Securities     Total                              Rates of Stock
                             Underlying  Options/SARs                               Price
                              Options/    Granted to   Exercise               Appreciation for
                                SARs      Employees     or Base                Option Term (2)
                              Granted     in Fiscal      Price    Expiration ------------------
                Name           (#)(1)        Year      ($/Sh)(1)     Date     5% ($)   10% ($)
       --------------------  ---------- ------------- ---------- ----------- -------- ---------
       Joseph M. Williams       50,000        18.5%   $     2.62   04/30/07  $82,385  $208,780
                                13,333         4.9%   $     2.62   04/30/07  $21,969  $ 55,673

       John V. Simon, Jr.       50,000        18.5%   $     2.62   04/30/07  $82,385  $208,780
                                21,666         8.0%   $     2.62   04/30/07  $35,699  $ 90,469

       George A. Chandler       10,000         3.7%   $     3.94   11/12/07  $24,778  $ 62,793
                                 8,000         3.0%   $     2.62   04/30/07  $13,182  $ 33,405

       Michael A. Gold          10,000         3.7%   $     3.94   11/12/07  $24,778  $ 62,793
                                 8,500         3.1%   $     2.62   04/30/07  $14,005  $ 35,493

       (1)   All options vest  and are exercisable in  20 percent increments annually  for five years after  the date of  grant. The  exercise price  of all options  is the  fair market value of the Company's stock at the time of the grant.

       (2)   These amounts represent assumed rates of appreciation for  the market value of the
             Company's  stock from the date of the grant until  the end of the option period at rates arbitrarily  set by  the Securities  and Exchange Commission.  They are  not
             intended to forecast possible future  appreciation in the Company's stock and  any actual  gains on exercise  of options are dependent  on the  future performance of the Company's stock.
       /TABLE

            Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values. The following table summarizes the net value realized on the exercise of options in 1997 and the value of outstanding options as of December 31, 1997, for the Named Executives.

           Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values. The following table summarizes the net value realized on the exercise of options in 1997 and the value of outstanding options as of December 31, 1997, for the Named Executives.

                          AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                 AND FISCAL YEAR-END OPTION/SAR VALUES
                                                                  Number
                                                                    of
                                                                Securities        Value of
                                                                Underlying      Unexercised
                                                               Unexercised      In-the-Money
                                                             Options/SARs at  Options/SARs at
                                     Shares                    Year-End (#)   Year-End ($) (1)
                                    Acquired        Value      Exercisable/     Exercisable/
                  Name          on Exercise (#) Realized ($)  Unexercisable    Unexercisable
       -----------------------  --------------  ------------ --------------- -----------------
       John V. Simon, Jr.              0             $0       14,333/57,333   $38,592/$154,369

       (1)   Value is calculated using the Company's closing stock  price on December 31, 1997, of $5.3125 per share less the exercise price for such shares.

             No stock options or stock appreciation rights were exercised by Mr. Francis M. Williams during the year ended December 31, 1997, and Mr. Williams does not have any outstanding stock options or SARs at December 31, 1997.


                                    TEN-YEAR OPTION/SAR REPRICINGS
                                                                                    Length of
                                        Number of     Market                         Original
                                        Securities   Price of   Exercise              Option
                                       Underlining   Stock at   Price at               Term
                                         Options/    Time of    Time of             Remaining
                                           SARs     Repricing  Repricing    New     at Date of
                                       Repriced or     or          or     Exercise  Repricing
                                         Amended    Amendment  Amendment    Price       or
                Name            Date       (#)         ($)        ($)        ($)    Amendment
       --------------------  --------  -----------  ---------  ---------  --------  ----------
       Norman S. Dominiak     04/30/97       7,500    $2.62      $4.50      $2.62    8 years
       Vice President

       Joseph M. Williams     04/30/97      13,333    $2.62      $4.50      $2.62    8 years
       Secretary/Treasurer

       Michael D. O'Brien     04/30/97      15,976    $2.62      $4.50      $2.62    8 years
       Vice President of
       TransCor

       John V. Simon, Jr.     04/30/97      21,666    $2.62      $4.50      $2.62    8 years
       President of Kimmins
       Contracting Corp.

               COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

           During the year ended December 31, 1997, Francis M. Williams, the Company's President and Chairman of the Board of Directors, served as President and Chairman of the Board of Directors of TransCor, and Norman
      S.  Dominiak served  as  Chief  Financial  Officer  of  the  Company  and
      TransCor.

                              COMPENSATION OF DIRECTORS

           During the year ended December 31, 1997, the Company paid non-officer Directors an annual fee of $5,000 and $1,000 per board meeting attended. Directors are reimbursed for all out-of-pocket expenses incurred in attending Board of Directors and committee meetings.


               COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

           There is no formal compensation committee of the Board of Directors or other committee of the Board performing equivalent functions. As noted above, compensation is determined by Francis M. Williams, Chairman of the Board, President, and Chief Executive Officer of the Company under the direction of the Board of Directors. There is no formal compensation policy for either the Chief Executive Officer or other executive officers of the Company. Compensation of the Chief Executive Officer, which primarily consists of salary, is based generally on performance and the Company's resources. Compensation for Mr. Williams has been fixed annually each year by the President. Mr. Williams' compensation is not subject to any employment contract. In 1995, Mr. Williams' compensation was $271,137. In 1995, the Company recorded revenue of $111,346,075 and net income of $1,342,583. In 1996, Mr.
      Williams' compensation was $184,810. In 1996, the Company recorded revenue of $113,240,908 and a net loss of $8,683,439. In 1997, Mr.
      Williams' compensation was $172,120. In 1997, the Company recorded revenue of $135,311,067 and a net loss of $8,518,240.

                                                         Francis M. Williams
                                                         George A. Chandler
                                                         Michael Gold

                                  PERFORMANCE GRAPH

           The following line graph compares, over the past five years, the stock performance of the Company with the cumulative total return of companies comprising the Standard and Poors 500 AND A Peer Group's index selected by the Company. The Company pays no dividends and, therefore, there is no cumulative total return calculation to the Company based upon reinvestment of dividends. Such graph is not necessarily indicative of future price performance. The comparison assumes the value of the investment in the Company's Common Stock and each index was $100 on December 31, 1992.


                               1992    1993   1994    1995    1996    1997
                             ------- ------- ------- ------- ------- -------

       Kimmins Corp.         $100.00 $100.00 $ 63.16 $105.26 $ 42.68 $ 68.77

       Standard & Poors
          500 Index          $100.00 $110.09 $111.85 $153.80 $189.56 $252.82

       Value Line, Inc.
          Environmental
          Services           $100.00 $ 82.08 $ 92.67 $123.98 $161.07 $215.27


            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

           The following table sets forth the number of shares of the Company's common stock beneficially owned as of March 31, 1998, by (i) persons known by the Company to own more than 5 percent of the Company's outstanding common stock, (ii) by each Named Executive and director of the Company, and (iii) all executive officers and directors of the Company as a group:

                                                                       Percent
                                                                          of
      Name and Address of                                      Percent  Total
        Beneficial Owner                        Number of         of    Voting
              (1)          Title of Class        Shares         Class   Power
      ------------------- ---------------  ------------------- ------- -------
      Francis M. Williams Common Stock       1,858,975   (2)    41.8%
                                                                         61.6%
                          Class B            2,291,569         100.0%
                          Common Stock

      Joseph M. Williams  Common Stock         366,917   (3)      8.2%    5.4%

      John V. Simon, Jr.  Common Stock          24,167   (4)       *       *

      Michael Gold        Common Stock          13,523   (5)       *       *

      George Chandler     Common Stock           6,714   (6)       *       *

      All executive       Common Stock       2,280,354  (2)(3)   51.1%
      officers and                                      (5)(7)
      directors as a      Class B                        (8)             67.8%
      group (five         Common Stock       2,291,569          100.0%
      persons)

      (1) The addresses of all officers and directors of the Company above are in care of the Company at 1501 Second Avenue, East, Tampa, Florida 33605.

      (2) Includes 1,479,136 shares owned directly by Mr. Francis M. Williams; 133,333 shares owned by Summerbreeze and 121,750 shares owned by Sunshadow, both of which Mr. Williams is the sole shareholder of the corporate general partner and a 50 percent limited partner (see Item 13, "Certain Relationships and Related Transactions"); 48,908 shares owned by Mr. Williams' wife; 30,493 shares held by Mr. Williams as Trustee for his wife and children; 37,913 shares held by Mr. Williams as Custodian under the New York Uniform Gifts to Minors Act for his children; 6,375 shares held by the Company's 401(k) and ESOP Plans of which Mr. Williams is fully vested; and 1,067 shares held by Kimmins Realty Investment, Inc., which is owned 100 percent by Mr. Williams.

      (3) Includes 10,000 shares owned by Mr. Joseph M. Williams; 12,667 shares issuable upon exercise of currently exercisable stock options; 3,030 shares held by the Company's 401(k) and ESOP Plans of which Mr. Williams is fully vested; and 341,220 shares held by the Company's 401(k) Plan and ESOP of which Mr. Williams is a trustee with shared voting and investment power.

      (4) Includes 1,500 shares owned by Mr. Simon; 14,333 shares issuable upon exercise of currently exercisable stock options; and 8,334 shares held by the Company's 401(k) and ESOP plans of which Mr. Simon is fully vested.

      (5) Includes 1,150 shares owned by Mr. Gold; 5,775 shares currently owned by Mr. Gold's wife; 2,898 held by Mr. Gold as trustee for Mr. Gold's minor children; and 3,700 shares issuable upon exercise of currently exercisable stock options.

      (6) Includes 3,114 shares owned by Mr. Chandler; and 3,600 shares issuable upon exercise of currently exercisable stock options.

      (7) Includes 38,995 shares issuable upon exercise of currently exercisable stock options; 23,102 shares held by the Company's 401(k) and ESOP Plans of which certain officers of the Company are fully vested; and 341,471 shares held by the Company's 401(k) and ESOP Plans of which the Secretary of the Company is a trustee.

      (8) Includes 1,500 shares that may be purchased by Mr. Dominiak pursuant to immediately exercisable options. Does not include 6,000 shares issuable to him upon exercise of options vesting at various times commencing in April 1998. Also includes 3,195 shares that may be purchased by Mr. O'Brien pursuant to immediately exercisable options. Does not include 14,581 shares issuable to him upon exercise of options vesting at various times commencing in April 1998.

           *   Less than one percent.

                                 CERTAIN TRANSACTIONS

           During 1995, 1996 and 1997, the Company paid landfill fees of approximately $88,000, $139,000, and $0, respectively, to a company that is owned primarily by the brother of Mr. Francis M. Williams. The amount paid approximated fair market rates for the type of services involved.

           The Company had a note receivable in an original amount of $3,638,696 from Sunshadow Apartments, Ltd., and Summerbreeze Apartments, Ltd., two Florida real estate limited partnerships (collectively, the "Apartments"), of which Mr. Francis M. Williams is the sole shareholder of the corporate general partner and was the sole limited partner. The note receivable originally accrued interest at prime plus 1.375 percent, increasing to prime plus 2 percent on July 1, 1995, with principal and interest payable in monthly installments through December 31, 1998, and was guaranteed by Mr. Williams. The Company did not receive any interest or principal payments during 1997 relating to this note receivable, and management of the Company discontinued recognition of interest income of approximately $551,000 for the year. Amounts due from the Apartments at December 31, 1996, were approximately $3,851,000.

           On October 22, 1997, the Company contributed its note receivable in an original amount of approximately $3,851,000 from Sunshadow Apartments, Ltd., and Summerbreeze Apartments, Ltd., and other receivables of $3,059,000 for a non-controlling 49 percent preferred limited partnership interest in the Apartments. The Company will be allocated 49 percent of operating income, losses and cash flow. The preference in the Company's equity interest in the Apartments occurs upon the sale of the underlying partnership properties. Upon the occurrence of a capital transaction, the Company would receive cash flows from the sale or refinancing of the Apartments' assets equal to its capital contribution prior to any other partner receiving any proceeds.

           On November 5, 1996, the Company received 1,723,290 shares of Cumberland common stock in exchange for the term note of $5,169,870 due from Cumberland. The Cumberland common stock had a fair market value of $3.00 per share on the date of the exchange, based upon the quoted market price. This investment is accounted for under the equity method, and the Company's interest in Cumberland represents an ownership share of approximately 30 percent. At December 31, 1996 and 1997, the market value of the Cumberland common stock held by the Company was approximately $5,170,000 and $4,739,000, respectively.

           Effective July 1, 1997, employees associated with TransCor's demolition contracting services unit were transferred to Kimmins Contracting Corp. ("KCC"), a wholly-owned subsidiary of the Company, for administrative and accounting purposes. As a result, contracting services previously performed by employees of TransCor were subcontracted to KCC. For the year ended December 31, 1997, TransCor paid $3,417,574 to KCC for services rendered by Kimmins as a subcontractor. In addition, TransCor rents equipment from KCC for use in performing demolition contracts. TransCor incurred approximately $670,000, $2,103,000, and $2,573,000 in equipment rental charges with KCC for the years ended December 31, 1995, 1996, and 1997, respectively.

             COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

           Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers, directors, and greater than 10 percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

           Based solely on the Company's review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5s were required for those persons, the Company believes that, during the year ended December 31, 1997, all filing requirements applicable to its officers, directors, and greater than 10 percent beneficial owners were complied with.

                   STOCKHOLDERS' PROPOSALS FOR 1999 ANNUAL MEETING

           Any proposal of stockholders intended to be presented at the 1999 annual meeting of the Company must be received by the Secretary of the Company at the address set forth on the first page of the Proxy Statement no later than December 16, 1998, in order for such proposal to be considered for inclusion in the proxy statement and form of proxy relating to such annual meeting. If the date of the next annual meeting is subsequently advanced by more than 30 calendar days or delayed by more than 90 calendar days form the date of the meeting that the proxy statement relates, stockholders will be notified of the new meeting date and the new date by which proposals must be received.

                       INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

           The Board of Directors has retained Ernst & Young, LLP, as the auditors of the Company for the fiscal year ending December 31, 1998. Representatives of Ernst & Young, LLP, are expected to be present at the Annual Meeting of Stockholders, will be given an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions submitted by stockholders.

                                    OTHER MATTERS

           A copy of the Company's Annual Report for the fiscal year ended December 31, 1997, is being furnished herewith to each stockholder of record as of the close of business on July 24, 1998. Additional copies of the Annual Report to Stockholders or copies of the Company's Annual Report on Form 10-K will be provided free of charge upon written request to:

                                Stockholder Services
                                Kimmins Corp.
                                1501 Second Avenue, East
                                Tampa, Florida 33605

           All of the expenses involved in preparing, assembling, and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company. The Company may reimburse banks, brokerage firms and other custodians, nominees, and fiduciaries for expenses reasonably incurred by them in sending proxy material to beneficial owners of stock. The solicitation of proxies will be conducted primarily by mail but may include telephone, telegraph, or oral communication by directors, officers, or regular employees of the Company acting without special compensation.

           The Board of Directors is aware of no other matters, except as set forth in the Notice of Meeting, and has not been informed of any other matters to be presented to the Annual Meeting of Stockholders. However, if any matters other than those referred to above should properly come before the Annual Meeting of Stockholders, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgement.

                                By Order of the Board of Directors,

                                /s/ JOSEPH M. WILLIAMS
                                -------------------------------------
                                Joseph M. Williams, Secretary


      Tampa, Florida
      July 17, 1998